EXHIBIT 23.6


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statements on (Form S-8 No. 333-1378, pertaining to the 360 Communications Company Retirement Savings Plan; Form S-8 No. 333-1382, pertaining to the 360 Communications Company 1996 Equity Incentive Program and Director Equity and Deferred Compensation Plan; Form S-8 No. 333-1380, pertaining to the 360 Communications Company Replacement Stock Option Plan; and Form S-3 No. 333-21331 pertaining to the 360 Communications Company $500 Million Shelf Registration) of 360 Communications Company of our report dated February 7, 1997 on our audit of the financial statements of the Orlando SMSA Limited Partnership as of and for the year ended December 31, 1996, which report is included in this Annual Report on Form 10-K; such financial statements are not included separately in this Form 10-K.



                                                      Coopers & Lybrand L.L.P.

Atlanta, Georgia
March 26, 1997